Exhibit 10.2

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of November 24, 2021 by and among Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the representative of the Selling Securityholders (the “Selling Securityholder’s Representative”), Greenrose Acquisition Corp., a Delaware corporation (the “Parent”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”) pursuant to the Merger Agreement (as defined below). Selling Securityholders’ Representative, the Parent and the Escrow Agent may hereinafter be referred to individually as a “Party” and collectively as, the “Parties”. Capitalized but undefined terms used herein shall have the meaning set forth in the Merger Agreement.

RECITALS

A. WHEREAS, Parent, GNRS CT Merger Sub, LLC, a Connecticut limited liability company and subsidiary of Parent, Theraplant, LLC, a Connecticut limited liability company (the “Company”), and the Selling Securityholders’ Representative have entered into an Agreement and Plan of Merger dated as of March 12, 2021 (the “Merger Agreement”), pursuant to which, among other things, the Company will merge with and into Merger Sub and the Company will survive the merger as a wholly owned subsidiary of Parent;

B. WHEREAS, the Merger Agreement contemplates the execution and delivery of this Agreement and the deposit by Parent with the Escrow Agent of Thirteen Million and 00/100 Dollars ($13,000,000.00) (the “Escrow Amount”) in order to provide a source of funding for certain indemnification obligations and net working capital requirements of the Selling Securityholders as described in the Merger Agreement and the Parties wish such deposit to be subject to the terms and conditions set forth herein and in the Merger Agreement; and

C. WHEREAS, pursuant to the terms of the Merger Agreement, the Selling Securityholders have appointed the Selling Securityholders’ Representative as his, her or its true and lawful attorney-in-fact, for and on behalf of each of the Selling Securityholders, with full power and authority to represent such Selling Securityholder and such Selling Securityholder’s successors and assigns with respect to all matters arising under this Escrow Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Escrow.

1.1 Appointment; Cash Placed in Escrow. Parent and Selling Securityholders’ Representative hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to act as escrow agent in accordance with the terms and conditions set forth herein. As of the Effective Date, Parent shall deposit or cause to be deposited with the Escrow Agent the Escrow Amount to be held in escrow in accordance with this Agreement.

1.2 Escrow Fund; Escrow Accounts.

(a) The Escrow Agent will issue its written confirmation of the receipt of the Escrow Amount and, upon delivery, shall hold the Escrow Amount, together with all products and investment proceeds thereof, including all interest, dividends, gains and other income (collectively, the”Escrow Earnings”) earned with respect thereto (collectively, the “Escrow Fund”), and the Escrow Agent shall hold the Escrow Fund in an account established with the Escrow Agent, subject to the terms of Section 3 below (the “Escrow Account”).

(b) For greater certainty, all Escrow Earnings shall be retained by the Escrow Agent and reinvested in the Escrow Fund and shall become part of the Escrow Fund; and shall be disbursed as part of the Escrow Fund in accordance with the terms and conditions of this Agreement.

1.3 Investments. The Escrow Funds shall be placed in a “interest-bearing account” insured by the Federal Deposit Insurance Corporation (“FDIC”) to the applicable limits. The Parties agree and acknowledge that the Parent will be deemed the owner of any interest earned on the Escrow Funds for tax purposes. The Escrow Fund shall at all times remain available for distribution in accordance with the terms of this Agreement. While on deposit, the Escrow Agent can earn bank credits or other consideration.

1.4 Trust Fund. The Escrow Fund shall be held in trust and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of Parent, Merger Sub, Selling Securityholders’ Representative or any Selling Securityholder. The Escrow Agent shall hold and safeguard the Escrow Fund until the Termination Date (as defined in Section 5) or earlier distribution in accordance with this Agreement.

Section 2. Release of Escrow Fund.

The Parties shall act in accordance with, and the Escrow Agent shall hold and release the Escrow Fund as provided in, this Section 2 as follows:

2.1 Working Capital. If the Final Closing Net Working Capital, as finally determined, is less than the Estimated Closing Net Working Capital, then no later than the fifth (5th) calendar day following the determination of the Final Closing Net Working Capital, the Escrow Agent, acting as Paying Agent (as defined below), shall pay to Parent out of the Escrow Funds an amount equal to the difference between the Final Closing Net Working Capital, as finally determined, and the Estimated Closing Net Working Capital in accordance with Section 1.13(c) of the Merger Agreement, based on a Joint Release Instruction (as defined herein).

2.2 Indemnification. At any time prior to the Expiration Date, as promptly as practicable, but in any event within five (5) Business Days after receiving (i) Joint Release Instructions or (ii) written instruction from Parent attaching a final non-appealable court order from a court of competent jurisdiction (a “Court Order”) setting forth the amount of the indemnification and relating to the release from the Escrow Funds, the Escrow Agent shall release or cause to be released the amounts, to the Persons, and in the manner set forth in such Joint Release Instructions or Court Order.

2.3 Release of Escrow Release Amount. Promptly following the Escrow Release Date, the Escrow Agent, acting as Paying Agent and pursuant to the Paying Agent Agreement, shall pay to the Selling Securityholders (to each, their respective Allocated Portion) the lesser of: (i) the Escrow Release Amount, or (ii) the Escrow Funds then remaining in the Escrow Account, subject to Section 2.5 hereof, based on a Joint Release Instruction.

2.4 Release of Remaining Escrow Funds. With regard to the remainder of the Escrow Funds not released pursuant to Section 2.3 hereof, promptly following Expiration Date, the Escrow Agent, acting as Paying Agent, shall pay the remaining balance of the Escrow Funds in accordance with Section 7.5 of the Merger Agreement, to the Selling Securityholders (to each, their respective Allocated Portion) (subject to withholding as applicable) based on a Joint Release Instruction.

2.5 Amount to be Released. In the event that Parent delivers a Claim Notice in accordance with Section 7.5 of the Merger Agreement on or prior to the Escrow Release Date or the Expiration Date, as applicable, the Escrow Agent shall continue to hold in escrow and shall not release, an amount of funds then held in escrow equal to the lesser of: (i) the Claim Amount, in accordance with the terms of Section 7.5 of the Merger Agreement (but not in any event in excess of the Escrow Amount); or (ii) the balance of the Escrow Fund which is available for release and distribution to the Selling Securityholders. The portion of the Escrow Fund in excess of the amount specified in clause (i) of the preceding sentence (as may be the subject of one or more timely delivered Claim Notices) shall be released by the Escrow Agent as specified in Section 2.3 or Section 2.4 hereof, as applicable. With respect to the amounts specified in any such timely delivered Claim Notices, the Escrow Agent shall promptly disburse funds from the Escrow Account within three (3) Business Days after delivery to the Escrow Agent of a Joint Release Instruction, as may be directed in such Joint Release Instruction in accordance with Section 7.5 of the Merger Agreement.

2.6 Method of Payment. All payments of any part of the Escrow Fund shall be made by wire transfer of immediately available funds to one or more accounts designated in advance (a) as set forth in a Joint Release Instruction, with respect to payments to Parent or (b) by the Selling Securityholders in their instructions to the Paying Agent pursuant to the Paying Agent Agreement, with respect to payments to the Selling Securityholders.

2.7 Call Back Authorized Individuals. In the event a Joint Release Instruction is delivered to the Escrow Agent, whether in writing, by telecopier, email or otherwise, the Escrow Agent is authorized to seek confirmation of such instruction by telephone call back to the person or persons designated in Exhibits A-1 and or A-2 annexed hereto (the “Call Back Authorized Individuals”), and the Escrow Agent may rely upon the confirmations of anyone purporting to be a Call Back Authorized Individual. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all such issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing actually received and acknowledged by the Escrow Agent.

2.8 Certain Definitions.

(a) “Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks located in New York, New York, are obligated or authorized by applicable law to remain closed for business.

(b) “Joint Release Instruction” means a joint written instruction of Parent and the Selling Securityholders’ Representative, which is executed by Parent and the Selling Securityholders’ Representative, to the Escrow Agent directing the Escrow Agent to disburse all or a portion of the Escrow Fund. In making any payments, the Escrow Agent (and the Paying Agent) shall rely upon the wire instructions and tax forms that it shall collect from (i) Parent pursuant to this Agreement and (ii) the Selling Securityholders pursuant to the Paying Agent Agreement, as applicable.

(c) “Person” means any individual, general or limited partnership, firm, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization other entity, including a Governmental Authority or any department, agency or political subdivision thereof.

Section 3. Fees and Expenses. The Escrow Agent shall be entitled to receive, from time to time, fees in accordance with Schedule 1. In accordance with Schedule 1, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement, absent the Escrow Agent’s gross negligence or willful misconduct in incurring such expenses.

Section 4. Limitation of Escrow Agent’s Liability.

4.1 Duties and Limitation of Liability. The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document (other than as paying agent (the “Paying Agent”)) pursuant to the Paying Agent Agreement dated as of the date hereof between the Escrow Agent and the Parent (the “Paying Agent Agreement”)), and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it in good faith to be genuine and duly authorized, nor for any other action or inaction except for its own gross negligence or willful misconduct. In all questions arising under this Agreement and/or its interpretation hereof in conjunction with the Merger Agreement, the Escrow Agent may rely on the advice of qualified outside counsel with expertise in the matter at issue, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages.

4.2 Indemnity. Parent, on the one hand, and Selling Securityholders’ Representative (solely on behalf of the Selling Securityholders and in its capacity as the Selling Securityholders’ Representative, not in its individual capacity) on the other hand, hereby agree that Parent and Selling Securityholders will jointly and severally indemnify the Escrow Agent and its officers, directors, employees and agents for, and hold it and them harmless against, any loss, liability or expense (including reasonable attorney fees) incurred without gross negligence or willful misconduct on the part of the Escrow Agent (or its officers, directors, employees or agents), arising out of or in connection with the Escrow Agent’s carrying out its duties hereunder. This right of indemnification shall survive the termination of this Agreement and the resignation of the Escrow Agent.

Section 5. Termination. This Agreement shall terminate upon the release by the Escrow Agent of the final amounts held in the Escrow Account in accordance with Section 2 hereof (the date of such release being referred to as the “Termination Date”).

Section 6. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue to act as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than thirty (30) days after notice is given to all the other parties hereto. In such event, Parent may appoint a successor Escrow Agent reasonably acceptable to Selling Securityholders’ Representative. If Parent fails to appoint a successor Escrow Agent within fifteen (15) days after receiving the Escrow Agent’s written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from Parent and Selling Securityholders’ Representative as to the transfer of the Escrow Fund to a successor Escrow Agent.

Section 7. Representative. Unless and until Parent and Escrow Agent shall have received written notice of the appointment of a successor Selling Securityholders’ Representative, each of Parent and Escrow Agent shall be entitled to rely on, and shall be fully protected in relying on, the power and authority of Selling Securityholders’ Representative to act on behalf of the Selling Securityholders.

Section 8. Miscellaneous.

8.1 Attorneys’ Fees. In any action at law or suit in equity to enforce or interpret this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

8.2 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent by electronic mail or facsimile, on the date of transmission to such recipient, (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (d) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Parent:

Greenrose Acquisition Corp.

111 Broadway

Amityville, NY 11797

Attn: William F. Harley III

Email: mickey@greenrosecorp.com

With a copy (which shall not constitute notice) to:

Tarter Krinsky & Drogin LLP

1350 Broadway

11th Floor

New York, NY 10018

Attention: Guy N. Molinari, Esq.

Email: gmolinari@tarterkrinsky.com

If to Selling Securityholders’ Representative:

Shareholder Representative Services LLC

950 17th Street, Suite 1400

Denver, CO 80202

Attention: Managing Director

Email: deals@srsacquiom.com

Facsimile: (303) 623-0294

Telephone: (303) 648-4085

With a copy (which shall not constitute notice) to:

Hinckley Allen

100 Westminster Street, Suite 1500

Providence, RI 02903

Attention: David S. Hirsch, Esq.
Email: dhirsch@hinckleyallen.com

If to Escrow Agent:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Trust Services, Frances E. Wolf, Jr. & Patrick Small

E-mail: fwolf@continentalstock.com & psmall@continentalstock.com

Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth. Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon receipt. If any notice or other document is required to be delivered to the Escrow Agent and any other Person, the Escrow Agent may assume without inquiry that notice or other document was received by such other Person on the date on which it was received by the Escrow Agent.

8.3 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.4 Counterparts. This Agreement may be executed in one or more counterparts (including by means of electronic mail or facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument. Facsimile and pdf signatures shall be treated as original signatures for all purposes hereunder.

8.5 Governing Law. This Agreement and any claim, controversy or dispute arising out of or related to this Agreement, any of the transactions contemplated hereby, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties, whether arising in contract, tort, equity or otherwise, shall be governed by and construed in accordance with the domestic Laws of the State of New York.

8.6 Waiver of Jury Trial. THE PARTIES EACH WAIVE THEIR RESPECTIVE RIGHTS

TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

8.7 Succession and Assignment. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and each of their respective permitted successors and assigns, if any.

8.8 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Escrow Agent, Parent and Selling Securityholders’ Representative. No waiver by any party hereto of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8.10 No Third-Party Beneficiaries. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

8.11 Entire Agreement. This Agreement and the Merger Agreement set forth the entire agreement among the parties hereto relating to the subject matter hereof and supersede any prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. In the event of a conflict between this Agreement and the Merger Agreement, the Merger Agreement shall govern.

8.12 Cooperation. Selling Securityholders’ Representative and Parent agree to cooperate fully with each other and the Escrow Agent and to execute and deliver such further documents, certificates, agreements, stock powers and instruments and to take such other actions as may be reasonably requested by Parent, Selling Securityholders’ Representative or the Escrow Agent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

8.13 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neutral genders; the feminine gender shall include the masculine and neutral genders; and the neutral gender shall include masculine and feminine genders.

(b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement.

[SIGNATURE PAGE FOLLOWS]